As filed with the Securities and Exchange Commission on August 9 2022.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MEDIWOUND LTD.
(Exact Name of Registrant as Specified in its charter)

ISRAEL (State or other jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

42 Hayarkon Street
Yavne, 8122745 Israel
(Address of Principal Executive Offices) (Zip Code)

MediWound Ltd. 2014 Equity Incentive Plan
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name and address of agent for service)

+1 (302) 738-6680
(Telephone number, including area code, of agent for service)

Copy to: Joshua G. Kiernan Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710 1000	David S. Glatt, Adv. Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,500,000 shares of the Registrant’s Ordinary Shares to be issued under the 2014 Plan, for which Registration Statements on Form S-8 of the Registrant relating to such employee benefit plan are effective.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statements on Form S-8 (File Nos. 333-255784, 333-236635, 333-230487, 333-223767, 333-210375 and 333-195517).

Item 8. Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Articles of Association of the Registrant, as amended
4.4(2)	Memorandum of Association of the Registrant
5.1	Opinion of Meitar Law Offices, Israeli counsel to the Registrant
23.1	Consent of Somekh Chaikin, a member firm of KPMG International
23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst and Young Global
23.3	Consent of Meitar Law Offices (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1(3)	2014 Equity Incentive Plan
107	Filing Fee Table

(1)	Filed as Exhibit 1.1 on March 17, 2022 pursuant to a registration statement on Form 20-F (File No. 333-36349) and incorporated by reference herein.

(2)	Filed as Exhibit 3.3 on March 3, 2014 pursuant to a registration statement on Form F-1 (File No. 333-193856) and incorporated by reference herein.

(3)	Filed as Exhibit 4.9 on February 25, 2020 pursuant to a registration statement on Form F-20 (File No. 333-36349) and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yavne, Israel, on August 9, 2022.

MEDIWOUND LTD.
By:	/s/ Boaz-Gur-Lavie
Name:	Boaz Gur-Lavie
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Sharon Malka and Boaz Gur-Lavie, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Ofer Gonen	Chief Executive Officer	August 9, 2022
Ofer Gonen	(Principal Executive Officer)

/s/ Boaz-Gur-Lavie	Chief Financial Officer	August 9, 2022
Boaz Gur-Lavie	(Principal Financial and Accounting Officer)

/s/ Nachum Shamir	Chairman of the Board and Director	August 9, 2022
Nachum Shamir

/s/ Stephen T Wills	Director	August 9, 2022
Stephen T Wills

/s/ Sharon Malka	Director	August 9, 2022
Sharon Malka

/s/ Vickie R. Driver	Director	August 9, 2022
Vickie R. Driver

/s/ Nissim Mashiach	Director	August 9, 2022
Nissim Mashiach

/s/ Sharon Kochan	Director	August 9, 2022
Sharon Kochan

/s/ Assaf Segal	Director	August 9, 2022
Assaf Segal

/s/ David Fox	Director	August 9, 2022
David Fox

Puglisi & Associates	Authorized Representative in the United States	August 9, 2022

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director